Exhibit 99.2

FINAL TRANSCRIPT

NOTE: THIS TRANSCRIPT MAY CONTAIN CERTAIN ERRORS AND OMISSIONS AS A RESULT OF THE TRANSCRIPTION PROCESS, FOR WHICH CARAUSTAR INDUSTRIES, INC. IS NOT RESPONSIBLE. ANY CORRECTIONS THAT HAVE BEEN MADE TO THIS TRANSCRIPT HAVE BEEN NOTED AS SUCH IN PARENTHESES.

CSAR - Q2 2005 Caraustar Earnings Conference Call

Event Date/Time: Jul. 27. 2005 / 12:00PM ET

Event Duration: 1 hr 5 min

OVERVIEW

In 2Q05, CSAR reported net income of $114,000, or $0.00 per share. The Co.’s 2Q05 EPS as reported was breakeven on a diluted share basis, $0.10 per share on a look-through basis. The Co.’s sales for 2Q05 were $269m, up marginally vs. 2Q04. The Co.’s 2Q05 pricing, YoverY was up $16.40 per ton. The Co.’s 2Q05 EBITDA was $24.7m. Q&A Focus: Financials, cost, COGS, JVs, segments, and guidance.

FINAL TRANSCRIPT

NOTE: THIS TRANSCRIPT MAY CONTAIN CERTAIN ERRORS AND OMISSIONS AS A RESULT OF THE TRANSCRIPTION PROCESS, FOR WHICH CARAUSTAR INDUSTRIES, INC. IS NOT RESPONSIBLE. ANY CORRECTIONS THAT HAVE BEEN MADE TO THIS TRANSCRIPT HAVE BEEN NOTED AS SUCH IN PARENTHESES.

Jul. 27. 2005 / 12:00PM, CSAR - Q2 2005 Caraustar Earnings Conference Call

CORPORATE PARTICIPANTS

Bill Nix

Caraustar - VP, Treasurer, Controller

Mike Keough

Caraustar - CEO, President

Ron Domanico

Caraustar - CFO, SVP

CONFERENCE CALL PARTICIPANTS

Jeff Harlib

Lehman Brothers - Analyst

Mark Wilde

Deutsche Bank - Analyst

David Frey (ph)

Stanfield Capital Partners - Analyst

Joe Stivaletti

Goldman Sachs - Analyst

Ashwin Krishman

Morgan Stanley - Analyst

Bruce Klein

Credit Suisse First Boston - Analyst

Rich Schneider

UBS - Analyst

Cheryl Van Winkle (ph)

Independence United Capital - Analyst

Sam McGovern (ph)

Credit Suisse First Boston - Analyst

PRESENTATION

Operator

Good day and welcome to Caraustar’s second quarter earnings results conference call. [OPERATOR INSTRUCTIONS] At this time I would like to turn the program over to your Moderator today, Mr. Bill Nix, VP, Treasurer, and Controller. Go ahead, Mr. Nix.

Bill Nix - Caraustar - VP, Treasurer, Controller

Thank you, and welcome to the Caraustar second quarter 2005 conference call. On the call today are Mike Keough, President and CEO, and Ron Domanico, Senior Vice President and CFO. Before we begin the call I would like to provide you with our forward-looking disclaimer statement.

The Company’s presentation today contains certain forward-looking statements including statements regarding the expected effect of certain events upon the Company’s future operating results. These statements involve risk and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. For a discussion of factors that could cause actual results to vary from those expressed or implied in the forward-looking statements you should refer to the text of the Company’s press release issued today regarding these matters and to the Company’s filings with the Securities and Exchange Commission. At this time I will turn the call over to Mike Keough.

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NOTE: THIS TRANSCRIPT MAY CONTAIN CERTAIN ERRORS AND OMISSIONS AS A RESULT OF THE TRANSCRIPTION PROCESS, FOR WHICH CARAUSTAR INDUSTRIES, INC. IS NOT RESPONSIBLE. ANY CORRECTIONS THAT HAVE BEEN MADE TO THIS TRANSCRIPT HAVE BEEN NOTED AS SUCH IN PARENTHESES.

Jul. 27. 2005 / 12:00PM, CSAR - Q2 2005 Caraustar Earnings Conference Call

Mike Keough - Caraustar - CEO, President

Thank you, Bill, and good afternoon, all. For East Coast folks, thank you for spending your lunch hour with us. Finding a slot for this call was not easy and Ron Domanico will cover the subject later in the call. I will initially give some Q2 versus Q2 comparisons, discuss market conditions, highlight Caraustar business units, and also touch on its sequential development. Ron and Bill will then follow with further commentary.

EPS as reported was break-even on a diluted share basis with two items that we’ll cover on the call, and we see the quarter at $0.10 per share on a look-through basis. Sales for the quarter were $269 million, up marginally over the same period a year ago. Year to date sales were up 2.5% but more gypsum facing business being run at our PBL joint venture mill with the business going in that direction this number becomes somewhat muted. We’ll talk a little bit about that later in my comments.

Overall market demand for the types of products we produce, again we’re in the recycled folding business, tube can and drum, gypsum facing paper, and specialty paperboard products, has slowed sequentially. This is something we’ll monitor closely. We tend to take a hard look at mill operating rates, and for Q2 Caraustar ran at an operating rate of 93.4%, and the industry was right at 90.5%. We’ll talk about a challenge we’ve been faced with, with a come-up with Sweet water. Had Sweetwater performed as it historically has for many many years our run rate would have been right at 95.5% but those numbers for Caraustar in the industry are off Q1, and it’s something, again, we’ll keep our eye on.

On a Q2 versus Q2 basis, the industry shipments were down 1% with tube, can, and drum, recycled, folding, and specialty products all on the negative column. Gypsum facing paper was the only category in the positive territory for the quarter in the industry numbers. Caraustar fared better in all categories and had a positive gain of 0.5% led by gypsum facing business which was up 6.9%. Caraustar high-performance lightweight gypsum facing sheet produced at PBL and Indiana continues to shine.

Let me just take a look at some of the numbers that are hot off the press. When we take a look at the quarter, Caraustar versus the industry for the segments we’ve talked about recycled folding the industry, the number was down 1.4%, and we look at the industry through AFMPA data. So the industry was down 1.4 in that category, we were down 1.2%. Tube cans, and drum was down 4.3, we were down 2.4. Gypsum facing, the industry was up 6.3. We were up 6.9. Other specialty was down 5.6 in the industry. We were up 1%. And so the net of it all, the industry is down 1%, we’re up a 0.5% for the quarter. If you look at it year to date, Caraustar is up 3.1% year to date and we see the industry down 1.3%.

A few thoughts on the industry numbers and the Caraustar volume numbers. You’ve got to keep in mind that 2004 was the best year the industry has had from a mill operating rate standpoint since 1999. So year-over-year comparisons need to be considered when you look at those numbers. From a Caraustar perspective our volume performance numbers would be a negatively impacted by a tough start-up of a wet end upgrade of our Sweetwater paper machine this is also a gypsum facing machine which is 100% Caraustar owned versus a 50/50 PBL joint venture, we installed the former on this machine to give us better quality, lower cost, and improved productivity. We believe that we’ll get there and get what we invested for but the come-up has been much slower than planned. We’d like to talk a little bit about pricing.

In the unaudited supplemental data supplied with the press release it shows our mill average net selling price up $16.40 per ton Q2 versus Q2 and down $8.80 per ton sequentially. On the sequential number the drop was largely based on an inside transfer price adjustment within our converting operations and not on market movement. The press release also points out that Caraustar announced a price increase in late April for coated and uncoated paperboard products, a combination of high input costs, like energy and transportation, coupled with very good first quarter mill operating rates, gave us a belief that price relief was possible. The coated increase fizzled, but we’re still in the middle of the uncoated increase. In an effort to increase tube and core prices. We see recovery opportunities here, but when we look at it it will not be an across the board price increase.

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NOTE: THIS TRANSCRIPT MAY CONTAIN CERTAIN ERRORS AND OMISSIONS AS A RESULT OF THE TRANSCRIPTION PROCESS, FOR WHICH CARAUSTAR INDUSTRIES, INC. IS NOT RESPONSIBLE. ANY CORRECTIONS THAT HAVE BEEN MADE TO THIS TRANSCRIPT HAVE BEEN NOTED AS SUCH IN PARENTHESES.

Jul. 27. 2005 / 12:00PM, CSAR - Q2 2005 Caraustar Earnings Conference Call

Couple of comments on energy and fiber. I’m going to touch briefly on energy and Ron will go into more detail but I think everybody’s aware that we have a tough backdrop specific to energy costs. On a mill operating basis we’ve worked diligently to have energy flexibility and the swing to lower cost fuel whenever possible. Our sizable position with coal and our Mill Group has dampened increases but our Q2 versus 2Q mill energy costs are still up $10 a ton, good news is sequentially this number has dropped right at $1.50 per ton, and you’ll hear more about energy from Ron.

On the fiber side, our overall fiber costs have trended down sequentially $4 a ton, or down — and are down the same amount Q2 versus Q2. What we have is a flat but historically high fiber base right now, with China’s appetite for roughly 6.5 million tons a year of secondary fiber from the U.S. alone these numbers are here to stay. The good news about China is that they have improved their buying patterns, and we have not seen the big spike we saw in 2004 when OCC spiked from $40 a ton to $140 a ton in roughly five months. The average, as we look at it, the average Chinese mill keeps close to three months of fiber either in U.S. warehouses, on the water, or at their mill site. And also the recent development of the Chinese currency, the yuan, we see that favorable on the fiber side on a go forward basis, slightly favorable. Domestic demand for fiber is pretty balanced, save a tightness at DLK based on less generation for box plants. We see generation improvement with — improving with back-to-school sales and we see the cost of fiber relatively flat through the balance of the year.

Quick note on the JVs. Our JVs are performing very well. Standard Gypsum is running 24-7. Basically we’re saying they’re running around the clock. They do take a maintenance down during the week. Demand is great. That industry has pricing leverage unlike any of our other businesses. We see continued strength in this segment through the balance of the year and hopefully beyond.

PBL is also full and running more and more gypsum facing paper. During Q2 gypsum was 75% of the mix at PBL. This follows, if you go back and take a look at the ramp-up in gypsum facing, in ‘02 we ran that mill with a mix of 19% gypsum facing, followed it in ‘03 at 40%, in ‘04 we finished the year at 57%. We think that run rate of 75% has some up side too. We feel very good about it. We also believe that we have the industry benchmark when it comes to the lightweight, high performance gypsum facing grade. We feel very good about it.

I mentioned Sweetwater earlier. I want to point out that this mill is very active with specialty grade such as mold resistant product lines and heavy weight abuse resisting grades are in good demand on the commercial side. Think of new basketball arenas with heavy traffic. That’s where that paper on wallboard tends to go. Sweetwater coupled with PBL gives our customers one-stop shopping with an array of gypsum facing paper products that we believe are second to none. That said I’m going to hand it to Ron. He’s going to go into specifics on the financial side.

Ron Domanico - Caraustar - CFO, SVP

Thanks, Mike. Good day, everybody. In the second quarter 2005 Caraustar reported net income of $114,000, or $0.00 per share. As Mike mentioned at that time beginning of his comments we view the underlying performance of EPS at $0.10* per share. Two items bring us from $0.00 up to $0.10*. One was a $0.07 per share charge from the change in the Ohio state tax law. And the second was a $0.03 in charges from the previously announced closure of the Palmer carton plant. All but $100,000 of these charges are noncash. On June 30, the Governor of Ohio signed sweeping tax changes into law and over the next five years they are phasing out incomes and franchise taxes and phasing in taxes based on gross receipts. As a result, Caraustar will be unable to utilize our Ohio NOLs, we wrote off $1.9 million in deferred tax assets in the second quarter of 2005. We believe the new tax structure will result in lower taxes to the Company on an ongoing basis.

The Palmer carton plant shut down was recorded at the end of the second quarter and resulted in charges of $640,000 in accelerated depreciation and $120,000 in employee costs that are both recorded in cost of goods sold. In addition, there were $200,000 in severance that’s recorded in restructuring. In the third quarter, we anticipate a charge of $400,000 in accelerated depreciation and an additional $330,000 in severance. The $0.10 per share and underlying earnings in the second quarter of ‘05 is in line with the $0.10 per share in underlying earnings in the second quarter of 2004. Versus that quarter earnings per

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*	See note regarding non-GAAP Financial measures and the accompanying reconciliation table following this transcript.

FINAL TRANSCRIPT

NOTE: THIS TRANSCRIPT MAY CONTAIN CERTAIN ERRORS AND OMISSIONS AS A RESULT OF THE TRANSCRIPTION PROCESS, FOR WHICH CARAUSTAR INDUSTRIES, INC. IS NOT RESPONSIBLE. ANY CORRECTIONS THAT HAVE BEEN MADE TO THIS TRANSCRIPT HAVE BEEN NOTED AS SUCH IN PARENTHESES.

Jul. 27. 2005 / 12:00PM, CSAR - Q2 2005 Caraustar Earnings Conference Call

share was favorably impact by $0.09 in higher pricing in 2005, $0.02 in lower recovered fiber costs and $0.07 in improved earnings from the joint ventures. EPS was negatively impact by $0.05 from lower volume at Sweetwater, another $0.05 from higher fuel and energy rate. $0.03 from higher freight, $0.03 in higher pension and $0.03 in higher SG&A.

I will now spend a few minutes going through each of those. Pricing, as Mike mentioned, year-over-year was up $16.40 per ton. That gave us an improvement of approximately $0.09 per share. Fiber being down $4.10 per ton gave us $0.02. The big story for Caraustar was the ratcheting up of the performance in the JVs. Both Standard Gypsum and PBL had excellent quarters as recorded in the equity and income of our consolidated affiliates line. That $9.6 million was up approximately 50% from the same performance a year ago.

Equally as important were the distributions of cash from those joint ventures. In the second quarter we received $12.5 million of distributions, versus $5 million for the same — I’m sorry, versus $2.5 million for the same period last year. Sweetwater had the problems with the start-up with the new wet end former. Their tons produced were down approximately 8,500 tons versus the same period last year, and that shortfall in volume resulted in approximately $0.05 in charges. Fuel and energy at $63.9 per ton as Mike mentioned was up $10.5 versus the same quarter last year. Caraustar is hedged shorter than we’ve been in a long time. August is covered at 76%, September at 20%, and the fourth quarter at 14%. Being short has been favorable in the past month as we see energy rates edging lower. We are not in a position now where we would go out and secure winter strips at the current high rates which are approximating $9 per MMBTU for natural gas.

Freight on flat volume in the quarter was negatively impacted as rates were up 15.6% for Caraustar versus a market increase of approximately 10%. Caraustar’s rates were up also due to the longer routes. The Sweetwater volume, moving over to PBL, which resulted in longer shipments for some of the paper, less than truckload quantities, as the specialty mills were running fuller, and implementing a new freight system will begin to bring these rates down and hope to be no worse than market by the end of the year.

Concerning pensions, in December 31, of 2004, Caraustar froze its defined benefit plan and implemented a defined contribution plan. That defined contribution plan has added an incremental 3.2 million in costs for 2005. We’ll see a similar increase in 2006. Then the total for pension DB versus the DC plan, will begin to revert towards previous levels somewhere around $9 million a year. The actuaries that we use have advised us that we should change our mortality tables. That was done in the second quarter, resulting in an incremental charge of approximately $500,000 per quarter, and we had a catch-up from the first quarter that was also booked in 2005. The actuaries’ changed mortality tables also have put us in a situation where we would have to decide whether to make a cash contribution in 2005 or a larger cash contribution in 2006. Bill will tell you more about that, and we are considering our alternatives.

On the SG&A side, we had good progress in the second quarter. SG&A of 35.5 million was $1 million less than the first quarter of 2005, but 1.6 million above the second quarter of 2004. Included in the 2005 second quarter number was $1 million associated with a recall in our contract packaging operation. The balance was due to pensions, which I just discussed, ongoing costs in infrastructure due to Sarbanes-Oxley compliance. The Company is committed to continued reductions, and we’re investing in systems to improve efficiency and effectiveness and those investment levels are within historic expense and capital amounts.

Mike mentioned at the beginning of the call that we would look for a time in the future where these calls would be more convenient to facilitate greater participation. Our current time slot is very crowded so we’re considering moving future calls a little later in the period so we can accommodate our valued stakeholders. We will make certain that we inform you well in advance of any changes. At this point I will now turn it the over to Bill to review cash flow, liquidity, and working capital.

Bill Nix - Caraustar - VP, Treasurer, Controller

Thanks, Ron. We have again included an EBITDA line in the supplemental data sheet which will provide with you the base number for the past eight quarters as we calculate it for purposes of our revolving senior credit facility and we’ll also provide

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NOTE: THIS TRANSCRIPT MAY CONTAIN CERTAIN ERRORS AND OMISSIONS AS A RESULT OF THE TRANSCRIPTION PROCESS, FOR WHICH CARAUSTAR INDUSTRIES, INC. IS NOT RESPONSIBLE. ANY CORRECTIONS THAT HAVE BEEN MADE TO THIS TRANSCRIPT HAVE BEEN NOTED AS SUCH IN PARENTHESES.

Jul. 27. 2005 / 12:00PM, CSAR - Q2 2005 Caraustar Earnings Conference Call

with you a detailed calculation when we file the 8-K for today’s conference call. For the second quarter of 2005, EBITDA was 24.7* million consisting of pretax quarterly income of 3.6 million plus interest expense of 10.4 million, plus depreciation and amortization of 7.7 million, less income from unconsolidated affiliates, that is, the JVs, of 9.6 million, plus the JV cash dividends of 12.5 million plus noncash restructuring and impairment costs of 0.1 million for a total of 24.7*. This compares to 17.4* million for the same period a year ago and 14.3* million for the first quarter of 2005. The primary drivers of the differences versus both periods were the operating performance of the core Caraustar business and the timing of the receipt of JV cash distributions.

Our operating performance improved from Q1 to Q2, 2005 with pretax income up almost 2.7 million on a sequential basis. More significantly the cash remitted from the two JVs was the highest quarterly amount on record with Standard contributing 8.5 million and PBL 4 million. The primary drivers for these record distributions were a continued white-hot housing and remodeling market, a shift, as Ron alluded to earlier of facing paper tonnage, and Sweetwater paperboard to PBL and a catch-up from PBL of $2 million. As we told you last quarter we held back some cash at PBL to cushion the anticipated down time to be taken early in the second quarter.

Turning to cash and available liquidity, we ended the quarter with almost $87 million of cash on the balance sheet after funding significant interest payments of $21 million on our senior and our senior subordinated notes and 7.1 million of capital expenditures during the quarter. We have $37 million of availability under our $75 million revolver after letters of credit that reduce availability. There are no drawn borrowings on the line.

On March 24, we entered a fixed to floating interest rate swap on $50 million of our 7 and 3/8 senior notes. We unwound the swap on June 1, due to favorable rate movements and will recognize approximately 825,000 of gain as a reduction of interest expense over the remaining life of the bonds. We also repurchased 2.5 million face value of our 9 and 7/8 senior subordinated notes on May 27.

As we have talked about on previous calls, the managing partner of our Standard Gypsum JV, Temple-Inland has for some time been negotiating the refinancing of $57 million of existing debt at that level. It had been the partner’s objective to refinance the debt at the JV level on a stand-alone basis without partner guarantees. Clearly the credit statistics of the standard JV support this refinancing. This would have freed $28.5 million in letters of credit from Caraustar and relieved Temple of its guarantee obligation on the debt. Due to pricing considerations the partners have agreed that the debt will remain guaranteed by both Caraustar and Temple, and as such Caraustar’s supporting letter of credit of 28.5 million will remain in place for the one-year term of the loan. The refinancing is now expected to close prior to October 1.

We’ve taken no action with regard to our $325 million universal shelf registration filed in January and we continue to evaluate various capital structure alternatives in light of market conditions and we’re only considering alternatives that benefit all of our stakeholders. Finally, under liquidity, as Ron mentioned the Company is determined that while not required, it is advantageous to make an additional contribution to fund its pension obligation prior to September 15, 2005, which would bring the current funded ratio to the 80% minimum ERISA threshold and reduce future funding requirements. The amount of the the contribution is being determined by our actuaries and is expected to be approximately $13 million. By making this contribution prior to September 15, 2005, no funding is required in 2006 and contributions thereafter are reduced by approximately $5 million.

On the working capital front, controllable working capital which we define as inventory plus accounts receivable less accounts payable was flat on a year-over-year basis as well as when compared with the first quarter of 2005. Sequentially and year-over-year, days payable outstanding was flat at 34 days. Days inventory outstanding was flat at 36 day, and days sales outstanding was flat again, at 38 days. We remain committed to reducing working capital and expect to achieve further reductions through restructuring efforts as well as continued management of our supply chain. At this time, we would like to begin our question-and-answer sessions. Would you please open up the lines.

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*	See note regarding non-GAAP Financial measures and the accompanying reconciliation table following this transcript.

FINAL TRANSCRIPT

NOTE: THIS TRANSCRIPT MAY CONTAIN CERTAIN ERRORS AND OMISSIONS AS A RESULT OF THE TRANSCRIPTION PROCESS, FOR WHICH CARAUSTAR INDUSTRIES, INC. IS NOT RESPONSIBLE. ANY CORRECTIONS THAT HAVE BEEN MADE TO THIS TRANSCRIPT HAVE BEEN NOTED AS SUCH IN PARENTHESES.

Jul. 27. 2005 / 12:00PM, CSAR - Q2 2005 Caraustar Earnings Conference Call

QUESTIONS AND ANSWERS

Operator

Yes, sir. [OPERATOR INSTRUCTIONS] We’ll take our first question from the site of Bruce Klein, CSFB. Go ahead. Bruce Klein of CSFB, your line is open. Please pick up your handset or check your mute switch. We’ll go next to the site of Jeff Harlib, Lehman Brothers.

Jeff Harlib - Lehman Brothers - Analyst

Good afternoon. Mike, can you just talk a little bit about what you’re seeing into July with respect to orders and backlog and also on the pricing in the uncoated in tube and core I know you said it’s a little early but are you looking for some improvement in 3Q, and which areas are better than others?

Mike Keough - Caraustar - CEO, President

Sure. Our orders and backlogs are pretty good. If we were sitting here a year ago, Bill used the term white hot when he was talking about housing market and demand for gypsum facing and wallboard, and that was truly the case for a lot of our products a year ago. There has been a little bit of pull back, but the backlogs tell us I don’t, see this as unraveling, so I feel pretty good, and when you take a look at industry operating rates, when you have the industry still north of 90, I think it tells you that we’re still in a reasonably good marketplace.

Specific to your question around price, as I mentioned, we announced uncoated and we announced coated $35 a ton. The coated increase didn’t fly and has been put to bed without any increases, so to speak. On the uncoated side, we announced other folks independently made their own announcements and right now we’re in the middle of going door to door trying to secure what can be - what we can secure. Keep in mind that we’re probably no different than our competitors out there. We have a certain percentage of our tube and core business that might have agreements that might be, A, tied to a publication, or there might be time frames which push these things out. We clearly will pick up price with uncoated products, we clearly will pick up price when it comes to tube and core. But I would tell you it’s not easy at times, and we probably won’t see it until really the back end of the third quarter, early in the fourth quarter.

Jeff Harlib - Lehman Brothers - Analyst

Okay. And what about on the cost side? You had a sequential improvement on overall cost. How do you see the changes in 3Q?

Ron Domanico - Caraustar - CFO, SVP

We continue to be committed to getting the SG&A back to certainly where it was a year ago despite the mandatory increases in infrastructure, but as I mentioned in my prepared remarks we are using our systems, investing in more integrated systems to make sure that we can automate as much of those requirements as possible. I think the progress will be continuous but gradual. A lot of these Sarbanes-Oxley requirements involve a lots of programming and mutual redundant checks and controls. We’ve complied with 404. We’re committed to continued compliance. Now we’re trying to figure out how to do it with less costs. So I think we can get back to the levels where we were last year somewhere around the $33.5 million level on a quarterly basis. But it’s going to take the balance of the year to implement those initiatives.

Jeff Harlib - Lehman Brothers - Analyst

Okay. And how about on the COGS side, the freight, energy, woods?

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NOTE: THIS TRANSCRIPT MAY CONTAIN CERTAIN ERRORS AND OMISSIONS AS A RESULT OF THE TRANSCRIPTION PROCESS, FOR WHICH CARAUSTAR INDUSTRIES, INC. IS NOT RESPONSIBLE. ANY CORRECTIONS THAT HAVE BEEN MADE TO THIS TRANSCRIPT HAVE BEEN NOTED AS SUCH IN PARENTHESES.

Jul. 27. 2005 / 12:00PM, CSAR - Q2 2005 Caraustar Earnings Conference Call

Ron Domanico - Caraustar - CFO, SVP

I mentioned again, in my comments that we had an increase in freight at Caraustar of approximately 15.5% on the rate basis. And we view the market as being up 10. So that extra 5.5% is Caraustar specific. We are rolling out a freight initiative using a consolidated program to coordinate shipping lanes for each of our facilities and hope to see a benefit from that as early as this quarter and the full effect by the end of the year. So that by the beginning of 2006 we would like to be back at market rates, and then we would like to actually see improvements versus market going into 2006.

Jeff Harlib - Lehman Brothers - Analyst

Okay. With the JVs, the further sequential improvement you’ve been seeing, is it more volume or more price at both Standard and PBL, and also, given that the cash flow to JVs is becoming significant, very significant to the overall company, I mean, how do you see that going forward? I know you mentioned in prior calls it should be about 80% of the equity income. Are there any major projects that will stop dividends and any — anything else you can say on an eventual trade of the JVs?

Mike Keough - Caraustar - CEO, President

Jeff we’ll probably ham and egg this question. When I take a look at the volume and the price play with both JVs, I think I mentioned that on the wallboard side, Standard Gypsum side, they have leverage unlike anything we see in most of the segments we’re in. You take a look at the backdrop, great demand in the marketplace, not only with new but a fair amount of commercial building with interest rates where they are, a lot of people are getting into the housing game just based on demographics. So that continues to be hot. I think when I mention that we’re running through our Standard Gypsum JV 24/7, they’re not alone. Their competitors are running at those rates, and we know that, because a lot of those folks buy excess gypsum facing paper from Caraustar. So we know that. And with that they have fabulous pricing leverage. So the volume is clearly there, and they’ve had a number of price increases this year. So that’s driving the engine on the Standard Gypsum side.

Specific to PBL, the volume backlogs are very strong. Again, we’ve taken the gypsum facing piece from the low 20s up to 75%. We believe that’s going to climb. The other grade that we run there is corrugated medium. That particular metal we produce a very market-competitive lightweight sheet, 23 pound that we sell to our partner. And we probably — not probably. We can sell more if we had the capacity. Now, medium pricing has softened, and so there’s some impact there. But ultimately the gypsum facing paper will swamp the decrease in price. So we expect volume and price to continue to drive both PBL and Sweetwater.

Ron Domanico - Caraustar - CFO, SVP

Jeff, we also plan to continue the 80% distribution rate of cash from each of those joint ventures. The capacity for gypsum facing paper at PBL still, as Mike mentioned in his earlier comments, is about 75,000 tons. We do not see the need for a large capital expenditure to increase capacity until we’re above the 90% rate. Then there’s, as we again mentioned on previous calls, there’s the ability to get significant capacity increase by putting in a different type of press in that machine. So it wouldn’t materially affect the cash distributions. We similarly don’t see any material large CapEx requirements at Standard Gypsum, so for certainly for the rest of this year, Q3, Q4, we see the distribution pattern in line with what it’s been so far this year.

Jeff Harlib - Lehman Brothers - Analyst

Should it be more steady on a sequential basis, or are we still going to have those quarterly—?

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NOTE: THIS TRANSCRIPT MAY CONTAIN CERTAIN ERRORS AND OMISSIONS AS A RESULT OF THE TRANSCRIPTION PROCESS, FOR WHICH CARAUSTAR INDUSTRIES, INC. IS NOT RESPONSIBLE. ANY CORRECTIONS THAT HAVE BEEN MADE TO THIS TRANSCRIPT HAVE BEEN NOTED AS SUCH IN PARENTHESES.

Jul. 27. 2005 / 12:00PM, CSAR - Q2 2005 Caraustar Earnings Conference Call

Ron Domanico - Caraustar - CFO, SVP

Well, we had the catch-up with PBL that Bill mentioned, the $2 million that moved from Q1 to Q2, so excluding that I would say as cloudy as my crystal ball is that, yes, it would be in line with Q2 with the exception of that PBL catch-up.

Jeff Harlib - Lehman Brothers - Analyst

Okay. Oh, and any change in the structure? I know it’s something you’ve been looking at for a long time.

Ron Domanico - Caraustar - CFO, SVP

No, we continue to look at it and evaluate it. Again, these joint ventures are now coming into their own. Standard Gypsum is operated exceedingly well by our partner. We’re very pleased with it. In the long term we are not in the wallboard business other than supplying the facing paper, and so the strategy hasn’t changed. The timing is something that we look at on an ongoing basis and discuss with our partner, but there’s nothing imminent.

Jeff Harlib - Lehman Brothers - Analyst

Thanks very much.

Mike Keough - Caraustar - CEO, President

Thank you.

Operator

Next question comes from the site of Mark Wilde, Deutsche Bank.

Mark Wilde - Deutsche Bank - Analyst

I can remember when Caraustar took over Standard Gypsum, I think just over 1 billion or $2 billion worth of bad debt. So it’s pretty amazing what’s happened there.

Mike Keough - Caraustar - CEO, President

Yes.

Mark Wilde - Deutsche Bank - Analyst

I wondered, Mike, if you can talk with us about this growth in mold-resistant wallboard. Does any of that use a nonpaper-based facing sheet?

Mike Keough - Caraustar - CEO, President

No. To the best of my knowledge, no. You might be hearing about a product on the market that is more of a sheet used on the outside in sheathing, if you will, but to the best of my knowledge that is not the case.

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Jul. 27. 2005 / 12:00PM, CSAR - Q2 2005 Caraustar Earnings Conference Call

Mark Wilde - Deutsche Bank - Analyst

That’s something we do see on the outside stuff, that uses, what, like a fiberglass mat or what?

Mike Keough - Caraustar - CEO, President

It is a fiberglass mat. A Company here in Atlanta is known to make it. They do a very good job with it. I get questions all the time in terms of that product going inside, and I think they’re trying to bring it inside. But it is a very costly product to bring inside. And if it does come inside the house I think it’s going to have limited, very, very limited application, just from a cost standpoint I think it’s just prohibitive so we don’t see that as a product that will cannibalize what I would call the standard wallboard type product.

Mark Wilde - Deutsche Bank - Analyst

Okay. Second question, I didn’t hear you mention folding carton volumes for this quarter.

Mike Keough - Caraustar - CEO, President

Sure.

Mark Wilde - Deutsche Bank - Analyst

Can you talk about how the carton operations are running?

Mike Keough - Caraustar - CEO, President

The folding carton operations are running well. Volumes I would tell you are relatively flat, but when I take a look at pricing, you have to be a little bit careful, because from a mix standpoint, if you were to take a look at CPG, our folding carton group, they convert a lot of product which is hopefully more and more CRB, but they also convert CUK, and they convert SPF. so you have to look at it from the a mix standpoint, but I think they’ve done a very good job of stabilizing the business. I think they’ve done a good job of targeting price recovery where possible. And some of the best price recovery comes when we go to a customer and we convince them that we have a very cost-effective product that prints extremely well, and it happens to be a Caraustar CRB sheet, and, oh, by the way, you can save a little bit of money. With that w have the chance of picking up some margin. When I look at pricing on a sequential basis, say Q2 versus a year ago, I think their average price on a per ton basis is up roughly 4.2%. We’re not a big national player although we do have national accounts. So I would tell you that they’re operating well. We feel very good about the direction of the group.

The closure, by the way, of the operation in Massachusetts, Palmer, it was a good operation. We’ve had for some time, but it was roughly 40, 50 miles away from a sizable folding carton plant in our system. And we were driven to figure out how we run comparable and more business under fewer roofs. So it just made business sense to take that business, and we believe we’re going to move 100% of that business down the road to our Connecticut location.

Mark Wilde - Deutsche Bank - Analyst

If we just step back from that business, Mike, the carton business has gotten a lot rougher over the the last six or seven years for a whole number of reasons. We seem to be seeing a lot of consolidation go on. You’ve got a couple of big competitors right there in the Atlanta area that have gone through consolidation moves. Can you just give us some sense of how you think kind of Caraustar fits in, in this whole kind of changed landscape?

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Jul. 27. 2005 / 12:00PM, CSAR - Q2 2005 Caraustar Earnings Conference Call

Mike Keough - Caraustar - CEO, President

Let me start with big picture, and I’ll bring it back to Caraustar. I think it’s a challenged business. Even with the nice things I said about some very talented people inside our CPG group. I think it’s challenged largely based on the imbalance on the primary side. I think you really, when you look at folding cartons, I think you really have to take a look at the primary side, and you have to look at, the business we’re in, the CRB side, there’s an overhang of roughly 200 to 240,000 tons. You do have competing materials in paper grades, like SBS and also CUK, and I think everybody on the call is aware that they’re competing materials in resin-based grades. And so when you have this overcapacity on the primary side I think it’s really no different than other segments. I think that’s what really sets the pace, number one.

Number two, when you talk about consolidation in this business I think you really have to go to the customer. The customer is the customer, and these big box stores have kind of set the pace of how you do business on a go forward basis. So they’ve really hammered the branded companies to lower prices and then our customer they’ve hammered us. So a lot of margin has come out of the business and it’s probably not as much fun as it was, my guess, five, or ten years ago.

Mark Wilde - Deutsche Bank - Analyst

I agree.

Mike Keough - Caraustar - CEO, President

So it is a challenging business. I think you’ll see further consolidation. I think a number of folks that are pretty good, much bigger at this business, they must be scratching their heads right now saying, we have a great strategy, and we have great assets, and we’ve got a book of business with some big companies out there that are well-known, but ultimately when they hand in quarterly earnings they’re probably not jumping up and down and high fiving. So you’ve got to step back and say what do you do about it. So I think there will be further consolidation. I think from a Caraustar perspective, I guess we, arguably we moved up a slot with the consolidation of our gulf state. So we’re clearly in the top six or seven these days. But we don’t have the scale where we’re going to go out and acquire someone in this business.

Mark Wilde - Deutsche Bank - Analyst

Last question I have, I’ve picked up some hints that maybe some of this Asian coated board capacity could come over into the U.S. market. Have you seen any sign of that, and have you looked at the economics of that?

Mike Keough - Caraustar - CEO, President

We sent a contingent to China right after the first of the year, and they have, in China, they have some very competitive CRB. So they have the product, no doubt. I think here’s the challenge they’re going to be faced with. To answer your question, if we’ve seen it, it’s been spot, and it’s been on the West Coast. Have we seen it in Chicago and Indianapolis? I have not heard about that. Are they capable of landing tons there? They’re capable, but I think the big challenge that will work against them is economics. They’re going to be — although the cost of transportation, sea transportation from the U.S. going to China is pretty darn cheap because you have all these containers that they’re delivering, finished product that a number of people buy from Wal-Mart, they would go back empty if they weren’t buying OCC.

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Jul. 27. 2005 / 12:00PM, CSAR - Q2 2005 Caraustar Earnings Conference Call

So you have a pretty low ocean freight going back. Coming in this direction, I think paper is going to have — low price paper is going to have a real tough time competing with container freight, and we have looked at the numbers, and they’re pretty serious. And then to pick up rail transportation, and then put it in a warehouse my gut tells me, clearly not today, and is it going to happen tomorrow, down the road? I guess anything can happen, but I don’t see it as a real challenge. I think we have bigger challenges on our own soil, get our hands around than the Chinese coming with CRB in this direction.

Mark Wilde - Deutsche Bank - Analyst

Thanks, Mike.

Mike Keough - Caraustar - CEO, President

Thank you.

Operator

Next question comes from the site of David Frey, Stanfield Capital Partners.

David Frey - Stanfield Capital Partners - Analyst

Thanks for taking my call. I had some questions on the sequential second quarter versus first quarter change in selling price. I was confused by the mill average going down 8.8. You said it was internal. Could you just elaborate on that and what was going on externally and whether that includes PBL or not?

Mike Keough - Caraustar - CEO, President

Sure. Couple of things, sequentially, we transfer price, we make a product, coated recycled, and uncoated, and we convert that product through our folding cartons group, folding carton group and also through our tube and core group. What takes place when we think it’s time and the market is going to support an increase to pressurize the situation, we will transfer at a higher number to our own operations. Let’s say hypothetically the ICPG group, which is tubes and cores. And what we did in that particular case, we slammed through to them a pretty high number, and said go out and recover it. What happens, we also sell to the open market, so we have a sense of what market pricing is through the independent trade. And if you get it too far out of whack, what happens, you have folks that are in the tube and core business in your own company passing on business because cost estimates tell them that the business is too low in price. So we made an adjustment beginning of the second quarter, and that’s the big driver why that went down.

David Frey - Stanfield Capital Partners - Analyst

What would it be quarter to quarter on the folding carton side?

Mike Keough - Caraustar - CEO, President

Let me see if I can give you a read. I think I gave you a number that was sequential. Quarter to quarter, I would tell that you it was relatively flat, and again, it’s tough to get to that number just based on mix and what might take place in a particular carton plant or a group of carton plants, where they might run more CRB. If they run more CRB, you have a tendency of price going down, and I would tell you that I would hope through design that our folding carton group’s price will drop, and what I mean

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Jul. 27. 2005 / 12:00PM, CSAR - Q2 2005 Caraustar Earnings Conference Call

by that, if they sell more CRB, their overall selling price per ton for folding carton should drop and with that hopefully we're improving our margins and our performance in that group but also supporting the CRB system inside of Caraustar.

David Frey - Stanfield Capital Partners - Analyst

But on an apples to apples basis for each substrate were their prices up or down for the quarter sequentially?

Mike Keough - Caraustar - CEO, President

Sequentially, their prices overall are flat, pretty much flat.

David Frey - Stanfield Capital Partners - Analyst

Right. Okay. And then I guess everybody’s kind of facing the same cost pressures you guys are. What are your thoughts on why the coated increase kind of didn’t make it, and your comfort, I guess, that you will get something on the uncoated?

Mike Keough - Caraustar - CEO, President

I’ll take a shot at it. If you go back, we had, in the first quarter we had mill operating rates inside of Caraustar at 98%, and the industry was right at 95 and change. And so I had every reason to believe really coupled with slam through input cost to us by the transportation folks and energy folks, so I thought the timing was right. But maybe they saw some things from a backlog standpoint, order standpoint that told them something different. I can’t answer for them. But I thought the stars were aligned based on the best operating quarter for the industry in quite some time, but it was not to be. There was one company that did follow independently, but that fizzled.

On the other side, on the uncoated side, you have I think a business with a different concentration of folks, especially in the tube and core side, and I think because of that I think it has more legs. With that said, these things are never easy, and you have to fight like heck to put them in place.

David Frey - Stanfield Capital Partners - Analyst

And then — great. Lastly, your comment about expecting to see some price pick up probably late third quarter, early fourth quarter, are you talking on the paper side, or are you talking fully the converted product?

Mike Keough - Caraustar - CEO, President

I think ultimately these price increases don’t mean much unless you push them through on the converted side. You can go out and talk about them, and in our case, where the tube and core side is pretty material to what we make coming out of our mill system. For us to be successful with a price increase we’re going to have to push it through the integrated part, meaning tubes and cores. So again, we believe that we will have price on the other end of it. The reason why it might be delayed into the third quarter, a certain percentage of our business has some contractual — some agreements with the element of time. The publication, by the way, did move, for uncoated, I think it went up 15 bucks this month. Now, we might have a clause with a customer or two where you can’t raise or you can’t take prices down unless there’s a $20 bill there. So it’s different from account to account but we believe that we will be looking at some price upside third quarter, early in fourth quarter.

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Jul. 27. 2005 / 12:00PM, CSAR - Q2 2005 Caraustar Earnings Conference Call

David Frey - Stanfield Capital Partners - Analyst

I appreciate it. Thank you.

Mike Keough - Caraustar - CEO, President

Thank you.

Operator

Thank you. Our next question comes from the site of Joe Stivaletti, Goldman Sachs.

Joe Stivaletti - Goldman Sachs - Analyst

Most of my questions were answered but I was just wondering on the, I saw you bought a small piece of the bonds. Sort of what your thoughts are as it relates to using some of your cash to do more of that at this point. I guess you decided it made sense at one point but I just didn’t know if you could tell us a little bit about how you’re looking at that.

Ron Domanico - Caraustar - CFO, SVP

Hey, Joe, it’s Ron. We were concerned with the way the increase in costs were going in the first quarter, and so we just wanted to get another quarter under our belt to make sure that the cash was going to be coming in as we had thought, and we actually are pleasantly surprised that it was coming in a little bit better than we expected. We had an opportunity to pick those $2.5 million up at an attractive price, so we did that, but I think we will be back in the market taking in our debt. There’s really no great reason to be sitting on the type of liquidity we are when we have the negative interest arbitrage. So we will probably be back, not extremely aggressively, but more along the lines of the second half of 2004. We just wanted to be cautious with the energy and freight situation that we’re facing with these higher oil prices. We’ve dealt with that, we’ve gotten offsets in other areas and so we are comfortable with the cash generation of the Company, and then we will — we plan on resuming our strategy.

Joe Stivaletti - Goldman Sachs - Analyst

Have you done anything here in the third quarter?

Ron Domanico - Caraustar - CFO, SVP

Well, as we said last time, even though our lawyers told us we’re not legally obligated to have a blackout period on our bond, similar to our stock we’re going to pursue the same strategy as far as being out of the market during our quiet periods. So from the first month — first day of the new quarter until 48 hours after we release earnings we will not be in the market. We think that’s fair to all our stakeholders.

Joe Stivaletti - Goldman Sachs - Analyst

And last year, in the second half that was when you bought roughly 20 million, I believe, is that right?

Ron Domanico - Caraustar - CFO, SVP

That’s correct.

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Jul. 27. 2005 / 12:00PM, CSAR - Q2 2005 Caraustar Earnings Conference Call

Joe Stivaletti - Goldman Sachs - Analyst

All right, that's all I had. Thank you.

Operator

Our next question comes from the site of Ashwin Krishman, Morgan Stanley.

Ashwin Krishman - Morgan Stanley - Analyst

My questions have been answered. Thanks very much.

Operator

[OPERATOR INSTRUCTIONS] Our next question comes from the site of Bruce Klein, Credit Suisse First Boston. Bruce Klein, Credit Suisse First Boston, your line is open.

Bruce Klein - Credit Suisse First Boston - Analyst

Can you guys hear me?

Mike Keough - Caraustar - CEO, President

Yes.

Bruce Klein - Credit Suisse First Boston - Analyst

Sorry about that. Was just — do you have the joint venture EBITDA for 2Q?

Ron Domanico - Caraustar - CFO, SVP

Yes, we do.

Mike Keough - Caraustar - CEO, President

We’ll dig it out here.

Bruce Klein - Credit Suisse First Boston - Analyst

And maybe while you’re digging, Ron or Mike, the operating rate, I’m not sure I might have missed this the operating rates were down sequentially. I’m not sure if I, maybe I missed it, I heard a reason why?

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Jul. 27. 2005 / 12:00PM, CSAR - Q2 2005 Caraustar Earnings Conference Call

Mike Keough - Caraustar - CEO, President

The big driver was Sweetwater. I mentioned in my comments that versus the same quarter last year Sweetwater was down 8,500 tons due to the start up of the new former on the wet end, taking us a little bit longer to get the quality, the volume that we expect with this upgrade. So that was the main driver. I mean, if Sweetwater had been running just as it had in Q1, our capacity utilization would have been 2 points higher.

Bruce Klein - Credit Suisse First Boston - Analyst

When the industry was down also, did you note that or no?

Mike Keough - Caraustar - CEO, President

Yes. The industry came in, in the second quarter, 90.5, down from 93.2. I think things have slowed somewhat. Now, there’s good news to that, and I think when you after number in the industry that gets to the level where it’s hovering you don’t want it to go south, and I know we look at it, and we will match supply to demand, and do what’s in Caraustar’s best interest. What I do know is we’re trying to pick up price on the uncoated side, the coated side didn’t fly. There’s a direct correlation with higher mill utilization rates with success with price increases. You have with a higher number you tend to have more backbone.

Bill Nix - Caraustar - VP, Treasurer, Controller

Bruce, this is Bill. How are you doing?

Bruce Klein - Credit Suisse First Boston - Analyst

Hi. How are you?

Bill Nix - Caraustar - VP, Treasurer, Controller

The stand-alone EBITDA, our half, excuse me, our half of Standard’s EBITDA for second quarter ’05 was 8.3* million, and for PBL 3.7*.

Bruce Klein - Credit Suisse First Boston - Analyst

Do you have the year before?

Bill Nix - Caraustar - VP, Treasurer, Controller

I do. For Standard Gypsum our half of their EBITDA was 6.4*, and for PBL it was 2.3*.

Bruce Klein - Credit Suisse First Boston - Analyst

Okay. That’s helpful. And I apologize again if I missed it, my phone was cutting out, but is there expected to be lumpiness in the second half on dividends, or—?

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*	See note regarding non-GAAP Financial measures and the accompanying reconciliation table following this transcript.

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Jul. 27. 2005 / 12:00PM, CSAR - Q2 2005 Caraustar Earnings Conference Call

Bill Nix - Caraustar - VP, Treasurer, Controller

We mentioned that the 24.7 that we reported for the second quarter had a $2 million catch-up from PBL. You may recall from the first quarter call we held some cash there to cushion down time.

Bruce Klein - Credit Suisse First Boston - Analyst

Yes.

Bill Nix - Caraustar - VP, Treasurer, Controller

But other than that we believe that that run rate should be sustainable for the rest of the year.

Bruce Klein - Credit Suisse First Boston - Analyst

The second quarter type of run rate?

Bill Nix - Caraustar - VP, Treasurer, Controller

Yes, in the low 20s.

Ron Domanico - Caraustar - CFO, SVP

For EBITDA. He’s talking distributions.

Bill Nix - Caraustar - VP, Treasurer, Controller

For distributions it should be fairly consistent, yes.

Bruce Klein - Credit Suisse First Boston - Analyst

For the second quarter?

Bill Nix - Caraustar - VP, Treasurer, Controller

Right.

Bruce Klein - Credit Suisse First Boston - Analyst

Okay. Then Ron I don’t know if you had a number in terms of the Sweetwater impact on EBITDA in the quarter did you guys try to calculate that?

Ron Domanico - Caraustar - CFO, SVP

We did. That was in the text on the press release. We basically said that the Sweetwater impact was $2.5 million.

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Jul. 27. 2005 / 12:00PM, CSAR - Q2 2005 Caraustar Earnings Conference Call

Bruce Klein - Credit Suisse First Boston - Analyst

Thanks, guys.

Ron Domanico - Caraustar - CFO, SVP

You’re welcome, Bruce.

Operator

Our next question comes from the site of Rich Schneider, UBS.

Rich Schneider - UBS - Analyst

Just on Sweetwater, I was just wondering how things look in the third quarter, and is it back to a position where you can recoup the 2.5 million that you lost in the second quarter?

Ron Domanico - Caraustar - CFO, SVP

Rich, we’re still coming up in the third quarter. There were some mechanical design issues which have caused us to go back to the vendor with some re-engineering. We’re going to — I think third quarter clearly will be better than the second quarter but we will not get back to where we need to be until the fourth quarter, early fourth quarter.

Rich Schneider - UBS - Analyst

Could you talk about any other potential outages that you may have in the third quarter?

Mike Keough - Caraustar - CEO, President

Well, other than natural disasters, which we don’t predict, we don’t have any plans.

Rich Schneider - UBS - Analyst

So you don’t have any projects or anything like that that could have a weak quarter type of impact?

Mike Keough - Caraustar - CEO, President

No. What we do on a regular basis, if we have a softness in certain segments, where we take a market down in a particular mill. Historically we’ve done that. Backlogs are reasonable. I wouldn’t call them robust, and in the quarter we will have some very specific mill market downs of a day here or three days there.

Rich Schneider - UBS - Analyst

Okay. Historically, from a seasonal standpoint, how does the third quarter usually align with the second? Is it pretty close?

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Jul. 27. 2005 / 12:00PM, CSAR - Q2 2005 Caraustar Earnings Conference Call

Mike Keough - Caraustar - CEO, President

Third quarter is is usually a good volume quarter for us.

Ron Domanico - Caraustar - CFO, SVP

Last year, Rich, the third quarter was approximately 7, 8,000 tons higher than the second quarter.

Rich Schneider - UBS - Analyst

Okay. And then so this year you’ll — you may — well, you may get some seasonality plus some return of Sweetwater? Is that the way to look at it?

Mike Keough - Caraustar - CEO, President

I think that’s a fair way to look at it.

Rich Schneider - UBS - Analyst

Then on this pricing front, I know we’ve gone through a lot of things on pricing, but other than the working through of the uncoated recycled price and trying to work that through in tubes and core, is there any other initiative on price, like gypsum wallboard or gypsum facing?

Mike Keough - Caraustar - CEO, President

Sure. On the pricing front gypsum facing paper, the bulk of our business is really tied to indicators like the cost of fiber, cost of energy. And so we float with that. Inside we talk about tubes and cores, but we’re pretty sizable in specialty products, where we make a product and we sell it to a number of different customers. So we’re pursuing price opportunities in the market tons, if you will, for specialty grades, but we also sell independent tube and core producers. We’re on the streets working real hard to get prices up in those segments, too.

On the uncoated side, although that price increase appears to have fallen apart, that doesn’t mean that we stopped. I would tell that you we have a number of initiatives right now with specific customers where we believe the margins are unacceptable to raise prices.

On the — I think you mentioned Standard Gypsum, too. They have had a number is of price increases this year. And so wallboard is up in the $140 range, and there’s probably going to be another price increase in the fall. That’s $140 per Msf. There’s been a number of increases in that segment. So there should be, again, based on demand and tightness, there could be more price relief in that segment.

Rich Schneider - UBS - Analyst

Is there anything, I don’t remember, pending here that impacts the third quarter in the gypsum wallboard area?

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Jul. 27. 2005 / 12:00PM, CSAR - Q2 2005 Caraustar Earnings Conference Call

Mike Keough - Caraustar - CEO, President

We’re in the hurricane season in the southeast. It’s an unfortunate side effect, but it seems like the activity is going to be in line with last year, which there’s a lot of reconstruction going on in the path of these storms.

Rich Schneider - UBS - Analyst

Was there a price increase in June that’s going to be effective for you here in the third quarter?

Mike Keough - Caraustar - CEO, President

Yes, there was a price increase on wallboard at the end of June, $10 per Msf.

Rich Schneider - UBS - Analyst

Okay. And then just on the waste paper market, it’s been fairly stable. How does it look in the third quarter?

Mike Keough - Caraustar - CEO, President

I think what we see is, the southeast has a little bit of challenge on finding and paying southeast I think in a publication might have moved up 10 bucks where everybody else around the country it stayed pretty flat. I see third quarter flat, again, there isn’t great demand over and above that we haven’t already seen from China, so the export side really won’t pressurize. There is less generation. I think the box producers are not as busy as they were earlier in the year. Clearly last year. And with that, DLK is hard to find. The good news is, we really only use DLK because it’s a high-priced fiber, in a couple of locations. I think you’re going to see that fiber will not only remain flat through the third quarter but stay pretty flat through the fourth quarter.

Rich Schneider - UBS - Analyst

Just lastly, how are you looking at energy in the third quarter?

Ron Domanico - Caraustar - CFO, SVP

Well, I mentioned earlier that we’re hedged—.

Rich Schneider - UBS - Analyst

80%? I’m sorry.

Mike Keough - Caraustar - CEO, President

We wish.

Ron Domanico - Caraustar - CFO, SVP

76% in August, 20% in September. But Q4 we’re only 14% locked in right now, and that’s on the coal side. So right now it’s wait and see but we get the daily energy reports and try to follow it. We’ve got an energy team that we put together at the Company to try to coordinate our purchases and our hedging, but right now we're really unwilling to go out and buy the winter strips at $9 per MMBTU.

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Jul. 27. 2005 / 12:00PM, CSAR - Q2 2005 Caraustar Earnings Conference Call

Rich Schneider - UBS - Analyst

Are things sort of flat in the third quarter from the second quarter level?

Ron Domanico - Caraustar - CFO, SVP

Yes, they are. They’re flat. In fact, the last report I received, which was just a couple of hours, show very, very minor improvement, but at least it’s going in the right direction.

Rich Schneider - UBS - Analyst

Thanks a lot.

Mike Keough - Caraustar - CEO, President

Thank you.

Operator

[OPERATOR INSTRUCTIONS] We have a question from Mark Connelly, Credit Suisse First Boston.

Sam McGovern - Credit Suisse First Boston - Analyst

Hi, it’s actually Sam McGovern on Mark’s behalf. Just a quick question, with the voluntary pension contribution are you guys expecting that’s going to result in higher EPS next year, and if so, how much?

Ron Domanico - Caraustar - CFO, SVP

There’s a difference between the cash and the expense, the FAS expense should stay at levels that we’re currently at in the second quarter and going forward. But keep in mind that the second quarter we had $0.5 million catch up from Q1 with the change in the mortality table. I would say on a run-rate basis the pension expense should probably be somewhere around $9 million and the D.C. plans should be about 3.2.

Sam McGovern - Credit Suisse First Boston - Analyst

Great. And then also, in terms of tube and core mix, as sort of textiles move out, has that really affected mill or converting efficiency?

Mike Keough - Caraustar - CEO, President

Let me think about that. I thought you were going a different way with the question. The textile business has been very important to Caraustar. Caraustar, the star paper tube, really got its roots in the textile industry in the southeast. So it’s something that we know and know well. We made an acquisition in the fall of ’02, Sam, when we bought Smurfit-Stone’s tube and core business.

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FINAL TRANSCRIPT

NOTE: THIS TRANSCRIPT MAY CONTAIN CERTAIN ERRORS AND OMISSIONS AS A RESULT OF THE TRANSCRIPTION PROCESS, FOR WHICH CARAUSTAR INDUSTRIES, INC. IS NOT RESPONSIBLE. ANY CORRECTIONS THAT HAVE BEEN MADE TO THIS TRANSCRIPT HAVE BEEN NOTED AS SUCH IN PARENTHESES.

Jul. 27. 2005 / 12:00PM, CSAR - Q2 2005 Caraustar Earnings Conference Call

We did that for a number of reasons, but one reason was to really distance ourselves, as best we could, from heavy dependency on textiles, and we’ve done a good job of that. We’ve gotten bigger and sales have gotten bigger in paper. We’d love to have that business, but a lot of it is gone. And what we do at the mill level is we run other grades, and we run those grades well. So I would tell you from a mill standpoint whether they’re running a ton of paper that goes into a tube and core, that goes to a textile location, or paper location, or film, it really doesn’t matter.

Sam McGovern - Credit Suisse First Boston - Analyst

Great. That’s all. Thanks.

Mike Keough - Caraustar - CEO, President

Thank you, Sam.

Operator

Our next question comes from the site of Eva Yune, Independence United Capital.

Cheryl Van Winkle - Independence United Capital - Analyst

This is Cheryl Van Winkle. My question for you is about Standard Gypsum. You’ve, of course, been having really wonderful results here but you mentioned that prices — it sounded like prices were up from the first quarter to the second quarter. And yet the EBITDA — like I said, it’s great EBITDA, but it doesn’t look like it moved upward at all from the March quarter to the June quarter. Was something going on there?

Mike Keough - Caraustar - CEO, President

No, Cheryl, not that we’re aware of.

Ron Domanico - Caraustar - CFO, SVP

EBITDA in the first quarter for Standard Gypsum was — I’m trying to pull it out here — was about 16.6* on a 100% basis, and it’s, yes, exactly the same. No. I’ll dig into that more, but it does look like it was flat quarter to quarter.

Cheryl Van Winkle - Independence United Capital - Analyst

Now, you said that, excuse me, gypsum prices are 1.40 right now. Is that where they were in the second quarter?

Ron Domanico - Caraustar - CFO, SVP

That is the wallboard price on an Msf basis, and it really depends on the type of product they’re producing, and they have a wide range. So it wasn’t gypsum paper. Now, the question you’re asking is, this past quarter, the first quarter?

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*	See note regarding non-GAAP Financial measures and the accompanying reconciliation table following this transcript.

FINAL TRANSCRIPT

NOTE: THIS TRANSCRIPT MAY CONTAIN CERTAIN ERRORS AND OMISSIONS AS A RESULT OF THE TRANSCRIPTION PROCESS, FOR WHICH CARAUSTAR INDUSTRIES, INC. IS NOT RESPONSIBLE. ANY CORRECTIONS THAT HAVE BEEN MADE TO THIS TRANSCRIPT HAVE BEEN NOTED AS SUCH IN PARENTHESES.

Jul. 27. 2005 / 12:00PM, CSAR - Q2 2005 Caraustar Earnings Conference Call

Cheryl Van Winkle - Independence United Capital - Analyst

Oh, I’m sorry. I meant in the June quarter. I think the March quarter, I don’t know, I heard from somewhere that it was 1.35, so I was just trying to find out. In June, was it up to 1.40 yet, or was that after June?

Ron Domanico - Caraustar - CFO, SVP

I believe that’s as of the end of June, Cheryl.

Cheryl Van Winkle - Independence United Capital - Analyst

Okay. Yes, if you figure out anything on that, I’d appreciate a call.

Ron Domanico - Caraustar - CFO, SVP

Good question.

Cheryl Van Winkle - Independence United Capital - Analyst

Thank you.

Operator

We’ll take a follow-up question from Mark Wilde, Deutsche Bank.

Mark Wilde - Deutsche Bank - Analyst

Just on other - two other questions on Standard. The combined volume at those two mills is about a million Msf, is that right?

Ron Domanico - Caraustar - CFO, SVP

1.1.

Mark Wilde - Deutsche Bank - Analyst

So it’s about, what, two and small change down in Texas, and the balance in Tennessee?

Ron Domanico - Caraustar - CFO, SVP

I think it’s about 780 in Tennessee with the balance at McQueeny.

Mark Wilde - Deutsche Bank - Analyst

All right. And the debt that you mentioned that Temple was refinancing out for one year, the 57 million, that’s the entire debt on the JV?

22

FINAL TRANSCRIPT

NOTE: THIS TRANSCRIPT MAY CONTAIN CERTAIN ERRORS AND OMISSIONS AS A RESULT OF THE TRANSCRIPTION PROCESS, FOR WHICH CARAUSTAR INDUSTRIES, INC. IS NOT RESPONSIBLE. ANY CORRECTIONS THAT HAVE BEEN MADE TO THIS TRANSCRIPT HAVE BEEN NOTED AS SUCH IN PARENTHESES.

Jul. 27. 2005 / 12:00PM, CSAR - Q2 2005 Caraustar Earnings Conference Call

Ron Domanico - Caraustar - CFO, SVP

Correct.

Mark Wilde - Deutsche Bank - Analyst

Okay. Just one other note. I just got your press release in my e-mail box just a couple of minutes ago. So you might want to have a look at that.

Ron Domanico - Caraustar - CFO, SVP

We’ll do it.

Mark Wilde - Deutsche Bank - Analyst

Thanks, Ron.

Operator

That was the last question in our queue today.

Mike Keough - Caraustar - CEO, President

Well, thank you. We know that this has been a busy day for a lot of you, on a number of calls. Appreciate you taking your lunch hour and spending it with us and talking Caraustar. Talk to you next quarter.

Operator

We appreciate your participation. This is the end of the teleconference today. You may now disconnect.

DISCLAIMER

Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

23

Note Regarding Non-GAAP Financial Measures

This presentation includes the following financial measures: “EBITDA Reconciliation”, “Joint Venture EBITDA Reconciliation” and “EPS Reconciliation”. These items were discussed on the Company’s conference call held July 27, 2005 regarding its financial results for the three months ended June 30, 2005. These items are not financial measures under generally accepted accounting principles in the United States. Because these items are not GAAP financial measures, other companies may present similarly titled items determined with differing adjustments. Accordingly, these measures as presented herein should not be used to evaluate the Company’s performance by comparison to any similarly titled measures presented by other companies. The Company has included these non-GAAP financial measures because it uses these measures, and believes these measures are useful, in evaluating the Company’s cash position and its ability to generate cash. The following tables include a reconciliation of these non-GAAP financial measures with the most comparable GAAP measurement. Investors are strongly urged to review these reconciliations. In addition, the exclusion of certain adjustment items in the calculation of these non-GAAP measures does not imply that such items are non-recurring, infrequent or unusual. The Company has experienced such items in prior periods, and may experience similar items in future periods.

Carustar Industries, Inc.

Net Income and EPS Reconciliation

(in thousands)

	Three Months Ended June 30, 2005	Three Months Ended June 30, 2005
GAAP Net Income and EPS	$114	$0.00
Discussed Adjusting Items:
Write-off of deferred tax assets (Ohio tax law change)	$1,900	$0.07
Restructuring costs, net of taxes	$187	$0.01
Non-restructuring costs related to the Palmer carton closing, net of taxes	$466	$0.02

Adjusted EPS (Non-GAAP)		$0.10

Carustar Industries, Inc.

Reconciliation of GAAP Income (Loss) to EBITDA

(in thousands)

	Three Months Ended June 30, 2005	Three Months Ended March 31, 2005	Three Months Ended December 31, 2004	Three Months Ended September 30, 2004
Net (Loss) Income GAAP	$114	$454	$1,647	$(596)
Plus: Tax Provision (Benefit)	$3,519	$413	$454	$79
Plus: Interest Expense	$10,425	$10,677	$10,563	$10,336
Plus: Depreciation and Amortization	$7,655	$6,930	$7,531	$8,293
Less: Income from Unconsolidated Affiliates	$(9,560)	$(8,356)	$(8,441)	$(7,746)
Plus: Distributions from Unconsolidated Affiliates	$12,500	$4,000	$8,750	$6,500
Less Gain on Sale of Real Estate			$(10,323)	$0
Plus: Non-Cash Restructuring and Impairment	$68	$181	$10,112	$932
Plus: Other-Miscellaneous			$0

EBITDA (Non-GAAP)	$24,721	$14,299	$20,293	$17,798

	Three Months Ended June 30, 2004	Three Months Ended March 31, 2004	Three Months Ended December 31, 2003	Three Months Ended September 30, 2003
Net (Loss) Income GAAP	$1,743	$(6,773)	$(8,925)	$(1,147)
Plus: Tax Provision (Benefit)	$1,285	$(3,352)	$(5,045)	$(141)
Plus: Interest Expense	$10,557	$10,704	$11,073	$11,251
Plus: Depreciation and Amortization	$7,014	$7,251	$8,861	$7,206
Less: Income from Unconsolidated Affiliates	$(6,382)	$(2,682)	$(3,673)	$(3,217)
Plus: Distributions from Unconsolidated Affiliates	$2,500	$2,500	$2,500	$1,500
Less Gain on Sale of Real Estate	$0	$0	$0	$0
Plus: Non-Cash Restructuring and Impairment	$730	$1,305	$5,707	$1,611
Plus: Other-Miscellaneous			$0

EBITDA (Non-GAAP)	$17,447	$8,953	$10,498	$17,063

Carustar Industries, Inc.

Reconciliation of Joint Venture’s GAAP Income to EBITDA

(in thousands)

	Standard Gypsum Three Months Ended June 30, 2005	Standard Gypsum Three Months Ended March 31, 2005	Standard Gypsum Three Months Ended June 30, 2004	Standard Gypsum Three Months Ended March 31, 2004
Net Income GAAP	$15,678	$15,684	$11,861	$15,684
Plus: Depreciation and Amortization	$956	$936	$1,017	$936

EBITDA (Non-GAAP)	$16,634	$16,620	$12,878	$16,620

Caraustar’s 50% interest of EBITDA (Non-GAAP)	$8,317	$8,310	$6,439	$8,310

	Premier Boxboard Three Months Ended June 30, 2005	Premier Boxboard Three Months Ended March 31, 2005	Premier Boxboard Three Months Ended June 30, 2004	Premier Boxboard Three Months Ended March 31, 2004
Net Income GAAP	$5,355	$4,764	$2,615	$4,764
Plus: Depreciation and Amortization	$2,090	$2,078	$2,067	$2,078

EBITDA (Non-GAAP)	$7,445	$6,842	$4,682	$6,842

Caraustar’s 50% interest of EBITDA (Non-GAAP)	$3,723	$3,421	$2,341	$3,421